UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

NRI Real Estate Investment and Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56395	87-1031361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1340 South Dixie Highway, Suite 612, Coral Gables, Florida 33146
(Address of principal executive offices) (Zip Code)

(305) 259-9928

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Loan

As previously reported, on November 19, 2021, 1350 S Dixie LLC (the “Property Owner”), a Delaware limited liability company and indirectly wholly owned subsidiary of NRI Real Estate and Investment & Technology, Inc., a Maryland corporation (the “Company”), NRI Real Token Tenant, LLC, a Delaware limited liability company (“NRI Tenant”) and the lenders thereto (the “Lenders”), entered into an amended and restated loan and security agreement (as amended, the “Senior Loan”), providing for an approximately $116 million loan secured by a first mortgage on the Company’s sole property.

On October 12, 2023, Property Owner and the sole current Lender entered into an amendment No. 3 to the Senior Loan (“Senior Loan Amendment No. 3”), pursuant to which, among other things, the Senior Loan was amended to: (i) increase the principal amount of the Senior Loan to an aggregate amount of approximately $120.9 million to fund certain capital expenditures of the Company as well as interest cap purchases and (ii) extend the maturity date of the Senior Loan from May 9, 2024 to October 9, 2026. In addition, the aggregate blended interest rate across the Senior Loan and the Mezz Loan (as defined below) has been reduced from 4.10% to 3.65%.

Except for the foregoing, the material terms of the Senior Loan remain unchanged.

Amendment to Mezz Loan

As previously reported, on November 19, 2021, 1350 S Dixie Mezz Borrower, LLC (the “Mezzanine Borrower”), a Delaware limited liability company and indirectly wholly owned subsidiary of the Company and the mezzanine lenders thereto (the “Mezzanine Lenders”), entered into an amended and restated loan and security agreement (as amended, the “Mezz Loan”), providing for an approximately $33.8 million loan secured by a pledge by Mezzanine Borrower of its 100% ownership interest in the Property Owner.

On October 12, 2023, Mezzanine Borrower and the sole current Mezzanine Lender entered into an amendment No. 3 to the Mezz Loan (“Mezz Loan Amendment No. 3”), pursuant to which, among other things, the Mezz Loan was amended to: (i) increase the principal amount of the Mezz Loan to an aggregate amount of approximately $35.1 million to fund certain capital expenditures of the Company as well as interest cap purchases and (ii) extend the maturity date of the Mezz Loan from May 9, 2024 to October 9, 2026. In addition, the aggregate blended interest rate across the Senior Loan and the Mezz Loan has been reduced from 4.10% to 3.65%.

Except for the foregoing, the material terms of the Mezz Loan remain unchanged.

Amendment to NRI Real Token LP Limited Partnership Agreement

As previously reported, on September 30, 2022, the Company, in its capacity as the general partner (the “General Partner”) of NRI Real Token LP (“NRI LP”), NRI Real Token Thesis LLC, a Delaware limited liability company, in its capacity as Special OP Unitholder and the other limited partners thereto, entered into the Amended and Restated Limited Partnership Agreement (the “LPA”) of NRI LP establishing the rights and obligations of the General Partner, the Special OP Unitholder and the other limited partners named therein.

On October 12, 2023, the General Partner entered into the First Amendment to the LPA (the “LPA Amendment”) to establish a new series of Series B Preferred OP Units (the “Series B Units”) and set forth the designations, rights, powers, preferences and other terms of the Series B Units, which is summarized below.

The Series B Units represent limited partnership interests in NRI LP.  A holder of a Series B Unit shall have all the same rights and obligations with respect to such Series B Unit as a holder of an OP Unit has with respect to such OP Unit under the LPA, including rights to distributions and allocations of income and loss, except with respect to the Liquidation Preference (defined below) and the OP Unit Redemption Right, each as described below.

Upon each initial closing, the Series B Units were, or will be, issued at $12.50 per unit (the “Initial Capital”).  Subsequent to their issuance, each Series B Unit also shall be entitled to the same distributions that each OP Unit is entitled.  However, upon the dissolution and liquidation of NRI LP, including the actual sale of all or substantially all the assets of NRI LP (excluding deemed sales) a recapitalization or a refinancing (a “Liquidation Event”), the Series B Units shall be entitled to a liquidation preference (the “Liquidation Preference”) as calculated as an amount equal to a 10.0% pre-tax annual return on the Initial Capital, compounded monthly, to the extent there is gross income available to allocate with respect to such Series B Units at the time of a Liquidation Event.

The holders of Series B Units shall be entitled to redeem their Series B Units prior to a Liquidation Event, pursuant to the OP Unit Redemption Right in Section 8.4 of the LPA on the same terms as holders of OP Units, provided that the holders of Series B Units shall forfeit any right to the Liquidation Preference with respect to any Series B Units so redeemed.

The Series B Units are junior to the Series A Preferred Units with respect to distributions, liquidation and dissolution, senior to the OP Units with respect to the Liquidation Preference, and on a parity with the OP Units in all other respects.  Furthermore, the Series B Units shall not bear any promote under the LPA.

The foregoing descriptions of the Senior Loan Amendment No. 3, the Mezz Loan Amendment No. 3 and the LPA Amendment (including the summary of the Series B Units) are only summaries and are qualified in their entireties by reference to the full text of the Senior Loan Amendment No. 3, the Mezz Loan Amendment No. 3 and the LPA Amendment, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On October 18, 2023, NRI LP initiated a private offering of up to $6.0 million of Series B Units at $12.50 per Series B Unit to certain accredited investors (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)).

On October 18, 2023, NRI LP entered into subscription agreements with certain of such accredited investors and issued 210,946 Series B Units for gross proceeds of $2.6 million (the “Initial Closing”). Following the Initial Closing, NRI LP may sell an additional 269,054 of Series B Units.

The terms of the Series B Units are described in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

The offer and sale of the Series B Units, and any future sale of Series B Units, have not been, and will not be, registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Nothing contained in this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In the applicable subscription agreement, each Series B Unit investor represented to NRI LP that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and NRI LP’s offer and sale of the Series B Units have been made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Third Amendment to Amended and Restated Loan and Security Agreement, Amendment to Recourse Guaranty, Omnibus Amendment to Loan Documents and Reaffirmation of Guarantees and Environmental Indemnity, dated October 12, 2023, by and among the Property Owner, SWTD 2021-FL2, LTD., in its capacity as lender, STWD 2021-FL2, LTD., in its capacity as Administrative Agent and Charles D. Nolan, Jr., in his capacity as guarantor.
10.2*	Third Amendment to Amended and Restated Loan and Security Agreement, Amendment to Recourse Guaranty, Omnibus Amendment to Loan Documents and Reaffirmation of Guarantees and Environmental Indemnity, dated October 12, 2023, by and among the Mezzanine Borrower, SWTD 2021-FL2, LTD., in its capacity as lender and STWD 2021-FL2, LTD., in its capacity as Administrative Agent.
10.3	First Amendment to Amended and Restated Limited Partnership Agreement of NRI Real Token LP, dated October 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (or similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRI REAL ESTATE INVESTMENT AND TECHNOLOGY, INC.

Date: October 18, 2023	By:	/s/ Brent Reynolds
		Name:	Brent Reynolds
		Title:	Chief Executive Officer, President and Director

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